UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

 Date of Report (date of earliest event reported):  January 12, 2007

Commission File No. 001-10403

TEPPCO Partners, L.P.

(Exact name of Registrant as specified in its charter)

Delaware	76-0291058
(State or other jurisdiction	(I.R.S. Employer
of incorporation)	Identification Number)

1100 Louisiana Street, Suite 1600

Houston, Texas 77002

(Address of principal executive offices, including zip code)

(713) 381-3636

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)        On January 12, 2007, EPCO, Inc. (“EPCO”), an affiliate of our General Partner that employs our executive officers and performs management, administrative and operating functions for us pursuant to an amended and restated administrative services agreement (the “Administrative Services Agreement”), entered into supplements (the “2007 Supplements”) of the employment agreements of J. Michael Cockrell, Senior Vice President, Commercial Upstream, and John N. Goodpasture, Vice President, Corporate Development (Messrs. Cockrell and Goodpasture are collectively referred to herein as the “Executives” and individually as an “Executive”).

The 2007 Supplements amend the employment agreements of Messrs. Cockrell and Goodpasture that were executed on April 30, 1999 and January 18, 2002, respectively (as subsequently supplemented or amended, the “Employment Agreements”).

The 2007 Supplements provide that the Employment Agreements will automatically terminate on June 1, 2008, in exchange for: (i) a payment (the “Current Award”) to Messrs. Cockrell and Goodpasture of $489,375 and $295,800, respectively, due on or before February 11, 2007; and (ii) if the Executive remains employed with EPCO, Inc. through June 1, 2008, a retention award (the “Retention Award”) in an amount equal to such Executive’s Current Award, due on or before July 31, 2008. Each Supplement also provides that the Executive will receive his Retention Award and COBRA insurance for up to 36 months if he is terminated without cause or because of a disability, or resigns as a result of relocation, prior to June 1, 2008. We will reimburse EPCO pursuant to the Administrative Services Agreement for payments and other benefits it provides under the Employment Agreements and the 2007 Supplements.

Prior to entering into the 2007 Supplements, the Employment Agreements of Messrs. Cockrell and Goodpasture provided that, (1) in the event of Executive’s resignation or a termination for death, disability or cause, the Executive would have been entitled to his base salary earned through the date of termination, and (2) in the event of an involuntary termination or Executive would have (a) had a significant reduction in responsibilities or reporting level, (b) had a reduction in base or incentive compensation at target by 5% or more, or (c) been required to relocate, then the Executives would have been entitled to a lump sum severance payment equal to two times such Executive’s base annual salary and two times the current target bonus, and COBRA insurance coverage for up to 36 months following such termination (collectively, the “Termination Payments”). The Current Award and Retention Award payments contemplated by the 2007 Supplements replace and supersede the Termination Payments.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEPPCO Partners, L.P.
(Registrant)

By: Texas Eastern Products Pipeline Company, LLC
General Partner

Date: January 18, 2007	/s/ Patricia A. Totten
Patricia A. Totten
Vice President and General Counsel